                                                               Exhibit-(d)(iii)


November 14, 2006

Evelyn Dilsaver
President and Chief Executive Officer
Schwab Investments
101 Montgomery Street
San Francisco, CA 94104

Re: Schwab Investments

Dear Ms. Dilsaver:

This letter will confirm our agreement to limit net operating expenses of the following funds, as noted in the table below and described in the funds' registration statements filed with the Securities and Exchange Commission.

                              NET OPERATING    GUARANTEED
FUND                          EXPENSE LIMIT    THROUGH
----                          -------------    -------
SCHWAB YIELDPLUS FUND         58 bps           n/a
INVESTOR SHARES

SCHWAB YIELDPLUS FUND         43 bps           n/a
SELECT SHARES

SCHWAB SHORT-TERM BOND        55 bps           11/14/07
MARKET FUND

SCHWAB TOTAL BOND MARKET      53 bps           n/a
FUND

SCHWAB GNMA FUND INVESTOR     74 bps           11/14/07
SHARES

SCHWAB GNMA                   55 bps           11/14/07
SELECT SHARES

SCHWAB INFLATION PROTECTED    65 bps           11/14/07
FUND INVESTOR SHARES

SCHWAB INFLATION PROTECTED    50 bps           11/14/07
FUND SELECT SHARES

SCHWAB TAX-FREE YIELDPLUS     64 bps           11/14/07
FUND INVESTOR SHARES

                              NET OPERATING    GUARANTEED
FUND                          EXPENSE LIMIT    THROUGH
----                          -------------    -------
SCHWAB TAX-FREE YIELDPLUS     49 bps           11/14/07
FUND SELECT SHARES

SCHWAB SHORT/INTERMEDIATE     64 bps           n/a
TAX-FREE BOND FUND

SCHWAB LONG-TERM TAX-FREE     65 bps           11/14/07
BOND FUND

SCHWAB CALIFORNIA TAX-FREE    61 bps           n/a
YIELDPLUS FUND INVESTOR
SHARES

SCHWAB CALIFORNIA TAX-FREE    46 bps           n/a
YIELDPLUS FUND SELECT SHARES

SCHWAB CALIFORNIA             62 bps           n/a
SHORT/INTERMEDIATE TAX-FREE
BOND FUND

SCHWAB CALIFORNIA LONG-TERM   60 bps           n/a
TAX-FREE BOND FUND

/s/ George Pereira                              /s/ Pamela Saunders
------------------                              -------------------
George Pereira                                  Pamela Saunders
Senior Vice President and                       Vice President
Chief Financial Officer                         Charles Schwab Investment
Charles Schwab Investment Management, Inc.      Management, Inc.


cc:      Clinton, Michael
         Felton, Koji
         Gao, Zuogang
         Giblin, James
         Hafner, Jennifer
         Hand, Gregory
         Maddock, Keith
         Pereira, George
         Schantz, Steven
         Zuckerman, Philippa